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                                                                      Exhibit 21

              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
                                SUBSIDIARY LIST
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COMPANY                                                                       JURISDICTION OF FORMATION
- -------                                                                       -------------------------
Cambridge Technology Partners International, Inc.                                     DE (USA)
Cambridge Technology Partners (Latin America), Inc.                                   DE (USA)
Cambridge Technology Partners (Europe), Inc.                                          DE (USA)
Cambridge Technology Partners (Asia), Inc.                                            DE (USA)
Cambridge Technology Capital Management, Inc.                                         DE (USA)
Cambridge Technology CGP, Inc.                                                        DE (USA)
Cambridge Technology Capital Fund I, L.P.                                             DE (USA)
Cambridge Technology GPLP, LP                                                         DE (USA)
Empirical Acquisition Corp.                                                           CA (USA)
Cambridge PCHL L.L.C.                                                                 DE (USA)
Excell Data Corporation                                                               DE (USA)
Cambridge Technology Partners Securities Corporation                                  DE (USA)
Cambridge Technology Partners Cambridge Management Consulting, Inc.                   CA (USA)
Cambridge Management Consulting, Inc.                                                 DE (USA)
Peter Chadwick, Inc.                                                                  DE (USA)
Cambridge Management Consulting NV                                                    Belgium
Cambridge Management Consulting SA                                                    France
Cambridge Management Consulting GMBH                                                  Germany
Cambridge Management Consulting Netherlands Holdings B.V.                             Netherlands
Cambridge Management Consulting Nordic AS                                             Norway
Cambridge Management Consulting Limited                                               UK
Cambridge Management Consulting Holdings Limited                                      UK
Peter Chadwich (Training) Limited                                                     UK
PCH Investments Limited                                                               UK
Cambridge Technology Partners (Puerto Rico), Inc.                                     Puerto Rico
Cambridge Technology Partners CTP, Skandinavien Aktiebolag                            Sweden
Cambridge Technology Partners PTY Limited                                             Australia
Cambridge Technology Partners (Netherlands) B.V.                                      Netherlands
Cambridge Technology Partners Ltd.                                                    Canada
Cambridge Technology Partners India Private Limited                                   India
Cambridge Technology Partners do Brasil s/c Ltda.                                     Brazil
Cambridge Technology Partners (UK) LTD.                                               UK
Cambridge Technology Partners (Mexico), S/A. de C.V.                                  Mexico
CTP Services, S.A. de C.V.                                                            Mexico
IOS-Gruppen Aktiebolag                                                                Sweden
Cambridge Technology Partners (Venezuela) C.A.                                        Venezuela
Cambridge Technology Partners Deutschland GMBH                                        Germany
Cambridge Technology Partners Ireland Limited                                         Ireland
Cambridge Technology Partners Limited.                                                Japan
Cambridge Technology Partners (Switzerland) SA                                        Switzerland
Cambridge Technology Partners Italia S.R.L.                                           Italy
Cambridge Technology Partners Columbia S.A.                                           Columbia
Cambridge Technology Partners (France) SARL                                           France
Cambridge Technology Partners (Benelux) B.V.                                          Netherlands
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